UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on November 19, 2009, on November 16, 2009, Richard J. Smith resigned as the Chief Financial Officer and Secretary of Ramco-Gershenson Properties Trust.  In connection with Mr. Smith’s departure from the Trust, Mr. Smith agreed to consult with the Trust for a transition period.

On December 23, 2009, the Trust and Mr. Smith entered into a Separation Agreement and Release, pursuant to which the Trust agreed to continue to pay Mr. Smith his base salary and to provide Mr. Smith with benefits for the 30 month period following the termination of his employment, and 29,702 restricted shares previously granted to Mr. Smith were immediately vested.  The Separation Agreement and Release also provided for payments to Mr. Smith for office expenses and for his legal fees in connection with the agreement, contained provisions requiring Mr. Smith to maintain the confidentiality of Trust information and prohibiting Mr. Smith from soliciting employees of the Trust for a period of 24 months, and contained mutual releases of the Trust and of Mr. Smith.

A copy of the Separation Agreement and Release between Ramco-Gershenson Properties Trust and Mr. Richard J. Smith is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits.

10.1	Separation Agreement and Release between Ramco-Gershenson Properties Trust and Richard J. Smith, dated December 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

/s/ James H. Smith
Date:	December 29, 2009	By:	James H. Smith
		Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement and Release between Ramco-Gershenson Properties Trust and Richard J. Smith, dated December 23, 2009.

4